UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 8, 2018

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MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.     Entry into a Material Definitive Agreement.
On May 8, 2018 (the “Effective Date”), Maxwell Technologies, Inc. (“the Company”) entered into an Amended and Restated Loan and Security Agreement (the “Restated Loan Agreement”) with East West Bank (“EWB”), which amends, restates and extends the prior Loan and Security Agreement dated July 3, 2015. Under the Restated Loan Agreement, EWB made available to the Company a secured credit facility in the form of a revolving line of credit up to a maximum of the lesser of: (a) $25.0 million; or (b) a certain percentage of domestic and foreign trade receivables, plus, for the first twelve (12) months of the Restated Loan Agreement, the lesser of: (a) $5.0 million; and (b) a certain portion of the Company’s cash and cash equivalents (the “Revolving Line of Credit”). In general, amounts borrowed under the Revolving Line of Credit are secured by a lien on all of the Company’s assets, including its intellectual property, as well as a pledge of 100% of its equity interests in the Company’s Swiss subsidiary (“Swiss Subsidiary”) and a pledge of 65% of its equity interests in the Company’s Korean subsidiary (“Korean Subsidiary”). The obligations under the Restated Loan Agreement are guaranteed by the Swiss Subsidiary and the Korean Subsidiary. Borrowings under the Restated Loan Agreement may be used for working capital and for other general corporate purposes of the Company and its subsidiaries. The Revolving Line of Credit will mature on May 8, 2021, however, EWB may accelerate repayment of amounts owed pursuant to the Restated Loan Agreement in the event that the Company is in default of any payment obligations under the Restated Loan Agreement or any other agreement for indebtedness in excess of $250,000, or in violation of the representations, warranties and covenants made in the Restated Loan Agreement, including certain financial covenants set forth therein.
Upon the Effective Date, the Company was required to pay a commitment fee equal to $125,000, which shall also be paid on each of the first two anniversaries thereafter. Amounts borrowed under the Revolving Line of Credit bear interest, payable monthly. Such interest shall accrue based upon, at the Company’s election, subject to certain limitations, either a Prime Rate plus a margin ranging from 0.00% to 0.50% or the LIBOR Rate plus a margin ranging from 2.75% to 3.25%, the specific rate for each as determined based upon the Company’s leverage ratio from time to time. The Company must also pay an unused commitment fee of the average daily unused amount of the Revolving Line of Credit, payable monthly, equal to a per annum rate in a range of 0.30% to 0.50%, as determined by the Company’s leverage ratio for the most recently completed fiscal quarter.
A copy of the Restated Loan Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Restated Loan Agreement is qualified in its entirety by the Restated Loan Agreement.
Item 2.02.     Results of Operations and Financial Condition.
On May 8, 2018, Maxwell Technologies, Inc. issued a press release announcing the Company’s results for its fiscal quarter ended March 31, 2018. A copy of this press release is attached hereto as Exhibit 99.1.
This information contained in this Item 2.02 of this Current Report and Exhibit 99.1 are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement, dated May 8, 2018, by and between Maxwell Technologies, Inc. and East West Bank.
99.1	Press release issued by Maxwell Technologies, Inc. on May 8, 2018 announcing first quarter 2018 results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: May 8, 2018